Exhibit 99.1

Choice Hotels International to Acquire Radisson Hotel Group Americas

Unites highly complementary businesses, adding nine brands, 624 hotels and over 68,000 rooms

Marks the latest step in Choice’s strategy of growing its asset-light portfolio of hotel brands in higher revenue travel segments and locations

Extends Choice’s customer reach with some of the industry’s most recognized brands

Radisson Hotel Group to continue growing and managing Radisson business in EMEA and APAC, with aim of doubling portfolio by 2025

ROCKVILLE, MD & BRUSSELS, BELGIUM, June 13, 2022 – Choice Hotels International, Inc. (NYSE: CHH) and Radisson Hotel Group today announced that Choice Hotels has entered into a definitive agreement to acquire the franchise business, operations and intellectual property of Radisson Hotel Group Americas for approximately $675 million. The addition of Radisson’s nine hotel brands in the Americas is the latest chapter in Choice’s successful strategy to expand its growth opportunities by bringing the company’s best-in-class franchising platform to adjacent hotel segments and to a new set of hotel owners. The added 624 hotels with over 68,000 rooms expand Choice Hotels’ presence in the upscale and core upper-midscale hospitality segments, particularly in West Coast and Midwest of the United States.

The acquisition of some of the industry’s most recognized brands extends Choice Hotels’ customer reach in the upscale segments, as well as to more business travelers and a broader demographic within Choice’s core leisure segment. The combination strengthens Choice’s ability to provide a more holistic product offering across segments and continue to capitalize on consumer trends expected to fuel future demand for travel such as remote work, increasing retirements and road trips.

The transaction brings Choice’s industry-leading RevPAR (revenue per available room) growth performance to a new set of franchisees and hotel investors and provides new growth opportunities to expand Choice Hotels’ presence to additional locations in Canada, Latin America and the Caribbean. Consistent with Choice Hotels’ long-term strategy of growing in higher revenue segments, the Radisson brands typically have larger room counts and are located in higher RevPAR markets, driving higher royalty revenue per hotel.

Patrick Pacious, President and Chief Executive Officer of Choice Hotels, said, “Choice has a well-established history of smart acquisitions in new segments where our world-class franchising engine can spur future growth. This transaction brings together two highly complementary businesses, enhancing our guest offerings in the core upper-midscale hospitality segments while extending our reach into the upper upscale and upscale full-service segments and in higher revenue geographic markets. We are confident that guests and franchisees will significantly benefit by combining these two exceptional sets of brands.”

The transaction unlocks significant potential value for the Radisson brands in the Americas. Choice Hotels has a deep familiarity with the Americas franchisee community and will bring a strong commitment to driving the success of Radisson franchisees, many of whom already have franchise agreements with Choice Hotels.

Pacious continued, “Our long track record of establishing mutually beneficial relationships with our franchisees has resulted in a best-in-class voluntary retention rate, and those franchisees are the source of a majority of our new hotel development. Our existing and new hotel owners will benefit from the improved business delivery capabilities of the combined companies, including our award-winning loyalty program, proprietary tools and emerging technologies that will enable them to capture more business, lower their hotel operating costs, reach new customers and respond to evolving industry trends.”

Federico J. González, CEO of Radisson Hotel Group, said, “Since the introduction of our strategic transformation plan in 2017, Radisson Hotel Group has been committed to the global success of the Radisson brands and expanding the overall footprint of our global operations. We have achieved strong results, doubling the number of rooms signed per year in EMEA and APAC, confirming Radisson Blu as the largest upper-upscale brand for over 10 years and establishing Radisson as the upscale brand with the largest growth in EMEA. We are confident that Choice Hotels is the owner with the right long-term strategy, resources and management team to successfully accelerate the growth of the Radisson business in the Americas. Radisson Hotel Group will continue to leverage the strength of operational excellence to set our business in EMEA and APAC on a significant growth path with the aim of doubling the portfolio in those markets by 2025. Together with Choice, we will work to ensure that customers continue to experience the highest levels of service and a superior brand experience.”

Tom Buoy, interim CEO of Radisson Hotel Group Americas, said, “Our associates have been working hard to solidify the power of our brands, build a better commercial engine, and offer best-in-class solutions to franchisees and customers. We are very pleased that the Radisson family of brands in the Americas will join Choice Hotels. We believe that this acquisition will drive growth in a highly competitive market and enable stronger performance for our franchisees.”

Transaction Details

Choice Hotels will acquire the franchise business, operations and intellectual property of Radisson Hotels in the United States, Canada, Latin America and the Caribbean, for approximately $675 million, inclusive of the real estate value of three owned assets. The acquisition will be funded with cash on hand and revolver borrowings. Radisson Hotel Group Americas comprises the franchise agreements, operations and intellectual property of Radisson Hotels in the United States, Canada, Latin America and the Caribbean, and includes 10 Radisson Blu hotels, 130 Radisson hotels, 9 Radisson Individuals, 1 Park Plaza hotel, 4 Radisson RED hotels, 453 Country Inn & Suites by Radisson and 17 Park Inn by Radisson hotels, as well as the Radisson Inn & Suites and Radisson Collection brands. Choice Hotels will independently own and control the brands in the Americas and will work with the Radisson Hotel Group to drive the growth, continuity and success of the brands. The transaction is not anticipated to change Choice Hotels’ current capital allocation strategy related to dividend payment policy and planned share repurchases.

The transaction has been unanimously approved by Choice Hotels’ Board of Directors and is expected to close in the second half of 2022, pending regulatory approvals and customary closing requirements.

Credit Suisse Securities (USA) LLC is serving as financial advisor to Choice Hotels on the transaction, and Willkie Farr & Gallagher is serving as legal advisor. Baker McKenzie is serving as legal advisor to Radisson Hotel Group.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With nearly 7,000 hotels, representing nearly 600,000 rooms, in 35 countries and territories as of March 31, 2022, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

About Radisson Hotel Group Americas

Radisson Hotel Group Americas represents Radisson Hotels operations and brands in the United States, Canada, Latin America and the Caribbean. The Radisson Hotel Group Americas portfolio of brands includes Radisson Collection, Radisson Blu, Radisson, Radisson RED, Radisson Individuals, Radisson Inn & Suites, Park Plaza, Park Inn by Radisson and Country Inn & Suites by Radisson, brought together under the overarching Radisson Hotels Americas name.

For more information visit www.radissonhotelsamericas.com

About Radisson Hotel Group

Radisson Hotel Group is one of the world’s largest and most dynamic hotel groups with nine distinctive brands, more than 1,700 hotels in operation and under development, more than 260,000 rooms and a footprint spanning over 120 countries and territories. 100,000+ global team members work for the Radisson Hotel Group and at the hotels licensed to operate in its systems. The Group’s overarching brand promise is Every Moment Matters with a signature Yes I Can! service ethos.

For more information, visit www.radissonhotelgroup.com

Media and Investor Contacts

Investor Contact

IR@choicehotels.com

Media Contacts

Edelman for Choice Hotels International Inc.

Noelle Amos / Josh Hochberg

ChoiceHotelsInternational@edelman.com

Brunswick for Radisson Hotel Group

Bob Christie / Cameron Seligmann

BChristie@brunswickgroup.com / CSeligmann@brunswickgroup.com

Forward-Looking Statements

Certain matters discussed in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements include, but are not limited to, statements related to the parties’ plans for closing the transaction and statements concerning the benefits of the transaction to the company, the acquired business and franchisees, as well as statements related to the company’s plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, business trends and expectations with respect to, among other things, the time schedule to complete the transaction and certain post-closing matters, the financial impact of the transaction on the company’s operations and finances, the integration into and adoption by acquired properties of some or all of the company’s existing systems including the Choice Privileges loyalty program, the company’s geographic and hotel segment expansion, guest and franchisee/hotel owner advantages arising from the acquisition, and involve known and unknown risks that are difficult to predict. Such statements may also relate to projections of the company’s revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, the company’s ability to benefit from any rebound in travel demand, the company’s liquidity, the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, continuation or resurgence of the COVID-19 pandemic, including with respect to new strains or variants; the rate, pace and effectiveness of vaccination in the broader population; changes in consumer demand and confidence, including the impact of the COVID-19 pandemic on unemployment rates, consumer discretionary spending and the demand for travel, transient and group business; the impact of COVID-19 on the global hospitality industry, particularly but not exclusively in the U.S. travel market; the success of our mitigation efforts in response to the COVID-19 pandemic; the performance of our brands and categories in any recovery from the COVID-19 pandemic disruption; the timing and amount of future dividends and share repurchases; changes to general, domestic and foreign economic conditions, including access to liquidity and capital as a result of COVID-19; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries; foreign currency fluctuations; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service (“SaaS”) technology solutions division’s products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; cyber security and data breach risks; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.